Capital Solutions for Homebuilders and Developers Investor Presentation May/June 2014 This presentation is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securi tie s of United Development Funding IV (the “Trust”). The tender offer will be made only pursuant to an offer to purchase, letter of transmittal and related materials the Trust intends to distribute to its sharehol der s and file with the Securities and Exchange Commission (the “SEC”). The full details of the tender offer, including complete instructions on how to tender shares, will be included in the offer to purchase, the let ter of transmittal and related materials, which will become available to shareholders promptly following commencement of the tender offer. Shareholders should read carefully the offer to purchase, the letter of tra nsmittal and other related materials when they are available because they will contain important information. Shareholders may obtain free copies, when available, of the offer to purchase and other related materi als that will be filed by the Trust by visiting EDGAR on the SEC website at www.sec.gov . Shareholders also may obtain a copy of these documents, free of charge, from the Trust when the materials become available .

2 Capital Solutions for Homebuilders and Developers Forward - Looking Statements Certain statements made in this presentation are forward - looking statements. These forward - looking statements may relate to anticipated financial performance, business prospects, outcome of regulatory proceedings, market conditions and other matters. These statements involve substantial risks and uncertainties. All statements included in this presentation that address activities, events or developments that we expect, believe or anticipate will exist or may occur in the future, are forward - looking statements. These forward - looking statements are based on management’s current intents, beliefs, expectations and assumptions and on information currently available to management that are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in these forward - looking statements. Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should” and variations of these words and similar expressions are intended to identify forward - looking statements. Forward - looking statements that were true at the time made may ultimately prove to be incorrect or false. We caution you not to place undue reliance on forward - looking statements, which reflect our management’s view only as of the date of this presentation. We undertake no obligation to update or revise any forward - looking statements made by us or on our behalf to reflect changed assumptions, the occurrence of unanticipated events or changes as a result of new information, future developments, subsequent events or circumstances or otherwise.

3 Capital Solutions for Homebuilders and Developers Forward - Looking Statements Factors that could cause actual results to differ materially from any forward - looking statements include but are not limited to: • our ability to complete the listing of our common shares of beneficial interest (“Common Shares”) on the NASDAQ Stock Market (“NASDAQ”); • our ability to complete the proposed tender offer; the price at which our Common Shares may trade on the NASDAQ, which may be higher or lower than the purchase price in the tender offer or our estimate of NAV contained herein; the number of shares acquired in the tender offer; the cost of any indebtedness incurred to fund this offer; • changes in general economic or market conditions and changes in real estate conditions; • our development costs that may exceed estimates; • development delays; • increases in interest rates, decreases in residential lot take downs or purchase rates or prices; • our borrowers’ inability to sell residential lots and the potential need to fund development costs not completed by the initial borrower or other capital expenditures out of operating cash flows; • the impact of current and future regulations; • the effects of competition; and • the ability of our advisor to attract, develop and retain executives and other qualified employees. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements set forth in our Annual Report on Form 10 - K for the fiscal year ended December 31, 2013 and in subsequent filings with the U.S. Securities and Exchange Commission.

4 Capital Solutions for Homebuilders and Developers UDF IV Overview • UDF IV was first to market in 2009 with a program designed to take the place of the banks in the single - family residential development space. • UDF IV concentrates on healthy markets with affordable and stable home prices , balanced supply, resilient economies and strong demand fundamentals. UDF IV management team identified the housing bubble and avoided lending in frothy markets. • Management forecasted shortages of homes and finished lots in desirable markets due to sustained demand and a shortage of development financing, and identified an opportunity for our clients to capture market share. • UDF IV concluded its primary offering in May 2013 after raising approximately $615 million in equity capital. • Based on a $20 share price, the annualized distribution rate from 2010 to 2013 has averaged 8.6%. • UDF IV intends to list on the NASDAQ on or about June 4, 2014 to facilitate future growth, value creation and liquidity for shareholders.

5 Capital Solutions for Homebuilders and Developers UDF IV – Value Creation Where We Focus • Largest homebuilding markets in the country • Markets with affordable housing and stable home prices, strong d emand fundamentals, balanced supply and strong economies • Initially Texas; expanding into Florida, North Carolina, South Carolina What We Offer Investors • Opportunity to invest in U.S. housing r ecovery • Strong, stable distribution • Defensive investment characteristics of a commercial mortgage REIT • Mitigation of interest rate risk • Potential upside generally associated with homebuilders and banks, but with less downside risk and volatility How We Do It • Seasoned Management Team • Proprietary Underwriting Model • Manageable Loan Amounts ( Avg $4.5M) • Real time monitoring of housing market and submarket fundamentals • Alternative exit strategies Who We Are • Unique, non - bank lender • Specialize in single family residential development finance • Provide capital solutions to homebuilders and developers • Fill the financing void created by the exit of traditional banks

6 Capital Solutions for Homebuilders and Developers Value Drivers • Strong client base in resilient housing markets • Liquid collateral base with wide range of public and private homebuilding market participants • Portfolio diversification by submarket and loan type • Planned geographic expansion into additional markets • Strong loan underwriting process specializing in land development, finished lot and homebuilding transactions • No loan defaults in UDF IV since inception due to strong underwriting standards and industry expertise Strong Portfolio Positioned for Growth Sustainable, Specialized Business Model Exceptional Underwriting Standards Experienced Management Team with Significant Depth • Proven expertise in risk management for financing land development, finished lot and home construction • Profitably managed lending portfolios through the Great Recession • Active asset management and servicing platform • Facilitates all phases of the development and residential construction lifecycle • Long - standing client relationships • Minimal direct competition

7 Capital Solutions for Homebuilders and Developers Enhanced Value Proposition Relative to Peers UDF IV provides an investment alternative to regional banks and homebuilders for investors to participate in the continuing U.S. housing recovery • Very volatile ROE • Little to no dividend • Homebuilder liquidity generally consumed in operations, homebuilding and land acquisition • Equity ownership in land is subordinate to UDF IV and other lenders • Significantly less dividends • Forced to diversify credit • More prone to business cycle exposure • Regulated entities • Focused on single family residential finance • Consistent monthly distribution • Hands - on asset management • Liquid collateral base • Broad range of alternative exit strategies – selling a new home, a finished lot or land to be developed • Project focused – average loan amount is $4.5 million Homebuilders Regional Banks UDF IV

8 Capital Solutions for Homebuilders and Developers Implied Share Price Analysis (1) Assumes a fully - subscribed $35 million tender at $20.50 per share. Peer Company Price/Book Multiples Implied UDF Share $22.74 $24.56 $28.85 $29.45 $29.47 $29.56 $29.85 $34.27 Price/Book Value Per Share 1.39x 1.50x 1.76x 1.80x 1.80x 1.81x 1.82x 2.09x UDF Assumed Price/Book 1.50x UDF Assumed Price/Book 1.80x Mortgage REIT Mean Price/Book 1.81x Mortgage REIT Median Price/Book 1.39x Regional Bank Mean Price/Book 2.09x Homebuilder Median Price/Book 1.76x Homebuilder Mean Price/Book 1.80x Regional Bank Median Price/Book 1.82x UDF Book Value Per Share = $16.37 (1)

9 Capital Solutions for Homebuilders and Developers Consistent Distributions For Shareholders Distributions Paid to Shareholders Since Inception • UDF IV has historically paid base distributions monthly to yield an annual distribution of $1.64 per share • Eight special distributions totaling $4.3 million have been paid to shareholders since inception • UDF IV is required to distribute 90% of its net income. Distribution is forecasted to grow – See Growth & Value Strategies Source: UDF IV public company filings, including the 2013 10K and 2014 Q1 10Q. $1.75 $1.74 $1.74 $1.66 $1.68 $1.75 $1.75 $3.49 $5.23 $6.89 $8.57 $10.32 $- $2.00 $4.00 $6.00 $8.00 $10.00 $12.00 2010 2011 2012 2013 2014E 2015E Distributions Per Share Cumulative Distributions Per Share

10 Capital Solutions for Homebuilders and Developers Growth & Value Strategies Acquisitions Securitizations Prudent Leverage Earnings Enhancements • Future acquisitions will be synergistic and/or complementary to core business • Vertical and g eographic strategies • UDF IV announced its intention to launch a securitized finance program • Accretive to earnings • Net proceeds would be used to fund portfolio growth • UDF IV expects to be a periodic issuer of senior secured finished lot notes • Target 30% to 35% net debt to total capitalization 1 (5.7% at 3/31/14) • Expand borrowing base to include land under development and to be developed land • Increase asset base and advance rate, and lower interest rate • Equity participations in select development transactions 1 Net debt to total capitalization consists of debt net of cash divided by equity plus debt net of cash

11 Capital Solutions for Homebuilders and Developers Management Team

12 Capital Solutions for Homebuilders and Developers Management • Active asset management and servicing platform • Broad transaction s ourcing and expanding p ipeline • Robust underwriting and loan a pproval process • Successfully managed profitably for investors throughout the worst economic and sector environment since the Great Depression • Recent addition of Stacey Dwyer, former Treasurer of DR Horton, as Chief Operating Officer supplements Management’s knowledge of capital markets, national banks and the homebuilding industry. UDF IV is externally managed by UMTH General Services, L.P., as its advisor, and UMTH Land Development, L.P., as its asset manager

13 Capital Solutions for Homebuilders and Developers Management Team Hollis M. Greenlaw Chairman of the Board of Trustees and Chief Executive Officer of UDF IV ; Chief Executive Officer of UMT Services, UMTH Land Development and UMT Holdings; Director of UMT Services; and Partner of UMT Holdings Cara D. Obert Chief Financial Officer of UMTH Land Development and Partner of UMT Holdings, Treasurer of UMT Services , Chief Financial Officer and Treasurer of UDF IV Todd F. Etter Chairman and Partner of UMT Holdings, Executive Vice President of UMTH Land Development, Director and Chairman of UMT Services Michael K. Wilson Director of UMT Services and President and Partner of UMT Holdings Ben L. Wissink President of UMTH Land Development and Partner of UMT Holdings, Chief Operating Officer of UMT Services Melissa Youngblood Chief Operating Officer and Vice President of UMTH Land Development and Partner of UMT Holdings, Executive Vice President of UMT Services Stacey H. Dwyer Chief Operating Officer of UDF IV Brandon Jester Director of UMTH Land Development

14 Capital Solutions for Homebuilders and Developers Board of Trustees Hollis M. Greenlaw Chairman of Board of Trustees • Chief Executive Officer and Chairman of the Board of Trustees • Co - Founder of United Development Funding (2003) • Vice Chairman and Chief Executive Officer of UMT Holdings (2003) • Chief Executive Officer of UMTH Land Development (2003) • B.A. Bowdoin College (1986), J. D. Columbia University School of Law (1990) • Member of the Maine, District of Columbia and Texas bars Steven J. Finkle Independent Trustee • Founder and President of National Brokerage Associates a full service insurance brokerage house (1995) • Member of the Board of Directors of the National Association of Life Brokerage Agencies • Partner, Broker Resources of America • Former board member District of Columbia Association of Insurance and Financial Advisors • B.B.A. Georgia State University (1972) Phillip K. Marshall Independent Trustee • Certified Public Accountant, Texas • Independent Trustee, Chairman of Audit Committee, United Mortgage Trust (2006) • Chief Financial Officer of public and private oil and gas, water technology, restaurant and entertainment companies (2003) • Former Principal and Audit Partner for Whitley Penn independent certified public accountants (2001) • Former Director of Audit Services for Jackson & Rhodes, PC (1992) • Former Audit Partner for Toombs, Hall and Foster and KPMG Peat Marwick (1987) • B.B.A., Accounting, Texas State University (1972) J. Heath Malone Independent Trustee • Co - Founder and Partner and Chief Financial Officer of Max Industries, Ltd. d/b/a Furniture Max (2002) ($15MM) • Former Chief Financial Officer of Mericom Corporation (1998) ($60MM) • Former Chief Operating Officer of OmniAmerica Development, a Hicks Muse & Tate company (1995) • Former Chief Financial Officer of US Alarm Systems (1992) • Accountant, Arthur Andersen (fraud audit team) (1989) • Certified Public Accountant state of Texas • B.A., Accounting, Southern Methodist University (1989) John “Bobby” Ray Trustee • Former principal and vice - chairman of the Board of Directors at Darling Homes • Group President of K. Hovnanian Homes, Texas and Florida divisions from 1999 to 2011 • Former President and Partner of Goodman Family of Builders

15 Capital Solutions for Homebuilders and Developers UDF IV Business Model

16 Capital Solutions for Homebuilders and Developers Business Model 1 2 3 4 Raw Land Acquisition Entitled Land & Lot Development Finished Lot Sales Home Construction & Sale UDF IV invests in secured loans and makes strategic investments throughout stages 2 through 4 of the single - family residential development lifecycle .

17 Capital Solutions for Homebuilders and Developers Business Model • UDF IV provides debt and equity capital solutions to leading developers and homebuilders: – Financing for acquisition and development of land in supply constrained markets – Loans to developers and homebuilders for finished lots – Homebuilder lines of credit for construction of single - family homes – Notes secured by municipal reimbursements • UDF IV geographically concentrates its lending and investments in markets that demonstrate: – Strong demand fundamentals – Balanced supply – Strong economies – High housing affordability • UDF’s underwriting and hands - on asset management process is a key element to UDF’s ability to generate superior risk - adjusted returns. UDF employs a four - step project evaluation and due diligence process to underwrite transactions. • UDF IV invests in loans secured by one or more of the following: – Senior and subordinate liens on real property and municipal reimbursements – Pledges of ownership interest – Forfeited earnest money relating to sales contracts

18 Capital Solutions for Homebuilders and Developers Investment Evaluation & Exit Strategies Underwriting Process Multiple Exit Strategies Economic Feasibility Study • Determine if developer can justify project assumptions and estimates; Development project supports the cost of UDF loan Engineering Due Diligence • Conducted in house in conjunction with 3rd party engineering firms Exit Strategies Analysis • Review lot purchase contracts; evaluate market absorption data, current economic conditions, trends and projections; evaluate alternative buyers, uses and pricing models to facilitate sales in the event the market softens Transaction Execution Oversight • Use in - house or 3rd party construction managers to oversee site improvements, senior draws, application of funds and administration of development contracts • Monitor land, lot and home sales, corresponding debt repayment rates and municipal reimbursements • Sale of finished lots to national and regional production homebuilders • Sale of land and paper lots • Securitization of finished lot loans • Third - party lender refinancing of land to be developed or finished lots • Sale of homes to the retail consumer • Primarily finance the construction of affordable houses ($180,000 - $280,000) • Issuance of municipal bonds by a utility district • Additional collateral (cross - collateralization)

19 Capital Solutions for Homebuilders and Developers Residential Development Lending Total Construction & Development Loans Outstanding Annual Change in Banks Construction & Development Loan Portfolio Notwithstanding the improving trends and strong fundamentals in housing, local and regional banks remain unable or unwilling to significantly increase lending to developers and homebuilders. According to FDIC data, during the housing recession banks significantly reduced their portfolios of construction and development loans and have only recently begun to increase their construction and development lending. Source: FDIC -60.00% -40.00% -20.00% 0.00% 20.00% 40.00% 60.00% 4Q02 2Q03 4Q03 2Q04 4Q04 2Q05 4Q05 2Q06 4Q06 2Q07 4Q07 2Q08 4Q08 2Q09 4Q09 2Q10 4Q10 2Q11 4Q11 2Q12 4Q12 2Q13 4Q13 US Year over Year Change TX Year over Year Change FL Year over Year Change 0 5,000,000 10,000,000 15,000,000 20,000,000 25,000,000 30,000,000 35,000,000 40,000,000 0 100,000,000 200,000,000 300,000,000 400,000,000 500,000,000 600,000,000 700,000,000 4Q01 3Q02 2Q03 1Q04 4Q04 3Q05 2Q06 1Q07 4Q07 3Q08 2Q09 1Q10 4Q10 3Q11 2Q12 1Q13 4Q13 US Construction & Development Loans Outstanding ($000s) TX Construction & Development Loans Outstanding ($000s) FL Construction & Development Loans Outstanding ($000s) U.S. TX, FL

20 Capital Solutions for Homebuilders and Developers Housing Market Overview Supply ▪ Inventory ▪ Absorption Demand ▪ Employment ▪ Population Growth ▪ Consumer Confidence ▪ Household Formation Affordability ▪ Personal Income ▪ Home Prices ▪ Interest Rates Sales

21 Capital Solutions for Homebuilders and Developers Home Price Appreciation -40.00% -30.00% -20.00% -10.00% 0.00% 10.00% 20.00% 30.00% 40.00% 2001Q4 2002Q1 2002Q2 2002Q3 2002Q4 2003Q1 2003Q2 2003Q3 2003Q4 2004Q1 2004Q2 2004Q3 2004Q4 2005Q1 2005Q2 2005Q3 2005Q4 2006Q1 2006Q2 2006Q3 2006Q4 2007Q1 2007Q2 2007Q3 2007Q4 2008Q1 2008Q2 2008Q3 2008Q4 2009Q1 2009Q2 2009Q3 2009Q4 2010Q1 2010Q2 2010Q3 2010Q4 2011Q1 2011Q2 2011Q3 2011Q4 2012Q1 2012Q2 2012Q3 2012Q4 2013Q1 2013Q2 2013Q3 2013Q4 United States Arizona California Florida Nevada Texas Source: 4Q13 FHFA Purchase - Only Price Index, Seasonally Adjusted Texas Arizona Nevada U.S. California Florida

22 Capital Solutions for Homebuilders and Developers Target Markets • Identified Markets – Texas, Florida, North Carolina • Likely Markets – Georgia, South Carolina • Markets we continue to evaluate – California, Arizona TX AZ CA FL GA SC NC

23 Capital Solutions for Homebuilders and Developers Housing Market Overview 23 UDF IV Existing and Target Markets Are Among The Largest In The U.S. Rankings by Activity: Top 10 States - Single - Family Permits 2013 2012 2011 State Unit Rank Unit Rank Unit Rank Texas 90,832 1 79,532 1 65,506 1 Florida 55,385 2 42,178 2 31,874 2 California 37,034 3 27,736 4 21,705 4 North Carolina 35,316 4 29,945 3 24,863 3 Georgia 24,810 5 17,297 6 13,817 6 Virginia 20,895 6 17,496 5 15,625 5 South Carolina 20,247 7 15,288 9 12,852 8 Washington 18,396 8 16,508 7 13,159 7 Arizona 18,386 9 16,189 8 10,306 11 Pennsylvania 15,505 10 13,432 10 11,790 9 Source: Census Bureau, Annual Permits Release

24 Capital Solutions for Homebuilders and Developers Housing Market Overview UDF IV Existing and Target Markets Are Among The Largest In The U.S. 2013 2012 2011 CBSA Units Rank Units Rank Units Rank Houston 34,542 1 28,628 1 22,889 1 Dallas 21,224 2 18,090 2 14,039 2 Atlanta 14,824 3 9,167 5 6,214 6 Washington, DC 13,274 4 10,980 4 9,644 3 Phoenix 12,959 5 11,931 3 7,297 4 New York 10,139 6 6,815 9 6,003 8 Orlando 9,222 7 7,322 8 4,533 11 Austin 8,941 8 8,229 6 6,231 5 Charlotte 8,792 9 6,703 10 6,003 9 Seattle 8,773 10 8,047 7 6,078 7 Raleigh 8,034 11 6,425 11 4,753 10 Tampa 7,314 12 5,883 13 4,511 12 Chicago 7,261 13 5,658 15 4,145 16 Minneapolis 7,174 14 5,750 14 3,756 20 Las Vegas 7,067 15 6,108 12 3,817 19 Nashville 7,020 16 5,340 18 4,100 17 Denver 6,965 17 5,606 16 3,630 21 Oklahoma City 6,359 18 5,474 17 3,079 30 Philadelphia 6,252 19 5,173 19 4,456 13 San Antonio 5,827 20 5,102 20 4,410 14 Ranking by Activity: Top 20 CBSAs - Single - Family Permits Source: Census Bureau, Annual Permits Release

25 Capital Solutions for Homebuilders and Developers Portfolio Summary

26 Capital Solutions for Homebuilders and Developers UDF IV Portfolio Summary (as of March 31, 2014) UDF IV Portfolio as of March 31, 2014 Number of Loans 120 Portfolio Size $544.8 million Average Loan Amount $4.5 million Average Loan Term (months) 33 Combined LTV 85% Senior Liens $381 million Subordinate Liens/Other Collateral $163 million Total Originations ITD $938.7 million Defaults None Portfolio Highlights $14 $31 $51 $64 $76 $91 $113 $144 $165 $198 $241 $300 $326 $376 $454 $515 $545 0 100 200 300 400 500 600 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 2010 2011 2012 2013 2014 Portfolio Growth (millions) Homebuilder Lines of Credit $62M 11% Finished Lot Loans $105.2M 19% Development Loans $358.5M 66% Reimbursement Anticipation Notes $18.9M 4% Loans by Type UDF IV Loans by Region Dallas/Fort Worth, $ 366.5M 67 % Austin, $ 72.1M 13% Houston, $ 47.2M 9 % Lubbock, $ 5.30M 1% San Antonio, $ 51.1M 9% Florida, $ 2.6M 1%

UDF IV Asset Cash Flow Examples

UDF IV

UDF IV

Sample 36 Month Loan Repayments Schedule (7 loans)

	2014			2015				2016				2017		TOTAL REPAYMENTS
	2 QTR 14	3 QTR 14	4 QTR 14	1 QTR 15	2 QTR 15	3 QTR 15	4 QTR 15	1 QTR 16	2 QTR 16	3 QTR 16	4 QTR 16	1 QTR 17	2 QTR 17	
San Antonio Asset #1	$0	$0	$0	$9,546,256	$312,737	$0	$977,702	$0	$6,060,386	$3,608,608	$0	$0	$0	$20,505,689
DFW Asset #1	$0	$0	$1,266,750	$3,600,000	$0	$0	$0	$0	$0	$0	$0	$500,000	$0	$5,366,750
DFW Asset #2	$0	$832,000	$1,880,000	$1,500,000	$3,700,000	$700,000	$3,100,000	$0	$4,270,000	$2,150,000	$2,279,000	$2,090,000	$2,993,000	$25,494,000
DFW Asset #3	$0	$950,000	$170,000	$2,446,000	$1,315,000	$1,095,000	$1,111,000	$944,000	$441,000	$0	$0	$0	$0	$8,472,000
DFW Asset #4	$0	$1,500,000	$0	$271,000	$275,000	$275,000	$280,000	$1,412,000	$291,000	$413,000	$0	$0	$0	$4,717,000
Houston Asset #1	$1,659,739	$1,005,000	$0	$1,200,000	$0	$0	$500,000	$0	$0	$0	$0	$0	$0	$4,364,739
San Antonio Asset #2	$0	$460,000	$1,950,000	$0	$0	$0	$1,215,000	$500,000	$0	$0	$0	$0	$0	$4,125,000
TOTAL REPAYMENTS	$1,659,739	$4,747,000	$5,266,750	$18,563,256	$5,602,737	$2,070,000	$7,183,702	$2,856,000	$11,062,386	$6,171,608	$2,279,000	$2,590,000	$2,993,000	$73,045,178

Cash Flow Event:

- SF Land (Pod) Closing
- MF Land Closing
- A&D Loan Land Release
- Paper Lot Closing
- Finished Lot Closing
- MUD/PID Revenue Event

The chart above illustrates that there may be multiple expected liquidity events within the loan term of an individual project, including:

- Sale of undeveloped land within a master-planned community (pod sale)
- Sale of commercial or multifamily zoned parcels
- Refinancing of a UDF IV loan in whole or in part with other financing
- Sale of unimproved entitled land (paper lot)
- Sale of finished lots
- Reimbursements for utility improvements from municipal/public bond issuances

Capital Solutions for Homebuilders and Developers 27

Pipeline of Opportunities

UDF IV

UDF currently has a robust, high quality backlog of potential loans in Texas and Florida

- UDF has the proven ability to deploy capital quickly and effectively

UDF IV Cash Funding and Receipts

	Year Ended December 31,					Q1	ITD
	2009	2010	2011	2012	2013	2014	Total
Loan Fundings							
Loans Funded	$ -	$ (58,871,687)	$ (81,967,098)	$ (169,255,365)	$ (316,406,945)	$ (58,474,785)	**$ (684,975,880)**
Loans Funded- Related	-	(7,245,822)	(16,497,104)	(20,196,910)	(15,734,069)	(4,014,329)	**(63,688,234)**
Participation Funded-Related	(1,340,541)	(18,930,924)	(30,440,151)	(10,885,724)	(16,075,092)	(4,214,263)	**(81,886,695)**
Investments in Real Estate Owned	-	-	-	-	(7,215,263)	(3,244,050)	**(10,459,313)**
Total Loans Funded/Investments in REO	**$ (1,340,541)**	**$ (85,048,433)**	**$ (128,904,353)**	**$ (200,337,999)**	**$ (355,431,369)**	**$ (69,947,427)**	**$ (841,010,122)**
Loan Repayments							
Loan Payments Received	$ -	$ 9,628,434	$ 27,871,058	$ 28,294,840	$ 107,003,521	$ 33,652,187	**$ 206,450,040**
Loan Payments Received Related	-	1,768,278	8,285,502	6,099,841	12,666,284	792,095	**29,612,000**
Participation Payments Received Related	-	11,283,518	13,474,995	10,113,774	15,152,025	2,582,202	**52,606,514**
Receipts from Real Estate Owned	-	-	-	-	624,780	1,754,190	**2,378,970**
Total Loan Payments/Receipts from REO	**$ -**	**$ 22,680,230**	**$ 49,631,555**	**$ 44,508,455**	**$ 135,446,610**	**$ 38,780,674**	**$ 291,047,524**
Net Cash Used In Investing Activities	**$ (1,340,541)**	**$ (62,368,203)**	**$ (79,272,798)**	**$ (155,829,544)**	**$ (219,984,759)**	**$ (31,166,753)**	**$ (549,962,598)**

Source: Company filings

Capital Solutions for Homebuilders and Developers 28

29 Capital Solutions for Homebuilders and Developers Financials

30 Capital Solutions for Homebuilders and Developers Consistent Growth Revenue Modified Funds From Operations (1) Net Income Shareholders’ Equity $ 0.2M $ 5.8M $ 13.9M $ 29.3M 0 5 10 15 20 25 30 35 2010 2011 2012 2013 $ 3.0M $ 9.2M $ 20.7M $ 41.6M 0 5 10 15 20 25 30 35 40 45 2010 2011 2012 2013 $4.5M $13.3M $27.6M $53.1M 0 10 20 30 40 50 60 2010 2011 2012 2013 $44.6 $124.2 $294.3 $531.1 $- $100.0 $200.0 $300.0 $400.0 $500.0 $600.0 2010 2011 2012 2013 (1) Modified Funds From Operation is a non - GAAP measure. See page 33 for a reconciliation to net income.

31 Capital Solutions for Homebuilders and Developers 2013 2012 2011 Net interest income after provision for loan losses 1 47,656.6$ 24,321.1$ 10,616.8$ REO property sales income 780.0 - - Other non-interest income 1,619.6 590.4 437.8 Total income 50,056.2 24,911.5 11,054.6 Advisory fee 8,162.1 4,187.2 1,936.7 REO property sales cost 780.0 - - General and administrative expense 11,772.9 6,828.1 3,275.2 Total non-interest expense 20,715.0 11,015.3 5,211.9 Net income 29,341.2$ 13,896.2$ 5,842.7$ Net income per weighted average share outstanding 1.08$ 1.17$ 1.23$ Weighted average shares outstanding 27,207,721 11,913,428 4,734,259 Distributions per weighted average share outstanding 1.66$ 1.74$ 1.74$ $'s in thousands, except per share amounts 1 Net of interest expense of $1,044.3, $1,584.7 and $1,731.1 in 2013, 2012 and 2011, respectively UNITED DEVELOPMENT FUNDING IV SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS Year Ended December 31, Income Statement Source: UDF IV 2013 10 - K

32 Capital Solutions for Homebuilders and Developers 2014 2013 Net interest income after provision for loan losses 1 16,065.3$ 9,390.3$ REO property sales income 2,190.0 - Other non-interest income 801.0 274.5 Total income 19,056.3 9,664.8 Advisory fee 2,699.9 1,641.6 REO property sales cost 2,190.0 - General and administrative expense 2,365.5 1,181.8 Total non-interest expense 7,255.4 2,823.4 Net income 11,800.9$ 6,841.4$ Net income per weighted average share outstanding 0.37$ 0.36$ Weighted average shares outstanding 32,003,112 18,833,062 Distributions per weighted average share outstanding 0.40$ 0.42$ $'s in thousands, except per share amounts 1 Net of interest expense of $363.0 and $474.4 in the quarter ended March 31, 2014 and 2013, respectively Quarter Ended March 31, SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS Income Statement Source: UDF IV 2014 10 - Q

33 Capital Solutions for Homebuilders and Developers 2013 2012 2011 2010 Net Income, as reported 29,341$ 13,896$ 5,843$ 241$ Funds from operations 29,341 13,896 5,843 241 Amortization expense 724 569 408 261 Provision for loan losses 2,062 1,091 512 425 Acquisition costs 9,504 5,188 2,449 2,109 Modified funds from operations 2 41,631$ 20,744$ 9,212$ 3,036$ $'s in thousands UNITED DEVELOPMENT FUNDING IV 1 Neither the SEC, NAREIT, nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate FFO or MFFO. 2 MFFO would only be comparable to other publicly registered, non-listed REIT's that have completed their acquisition activity and have similar operating characteristics to UDF IV Year Ended December 31, MODIFIED FUNDS FROM OPERATIONS 1 Modified Funds From Operation Source: UDF IV 2013 10 - K

34 Capital Solutions for Homebuilders and Developers Balance Sheet 3/31/2014 12/31/2013 12/31/2012 Assets Cash 8,566.2$ 33,565.2$ 23,225.9$ Restricted Cash 2,386.7 2,385.5 - Interest receivable 22,763.4 15,354.3 9,247.9 Investments 1 547,552.8 516,721.1 297,152.1 Other assets 2,713.6 2,836.1 6,853.2 Total assets 583,982.7$ 570,862.2$ 336,479.1$ Liabilities and Shareholders' Equity Accrued liabilities 7,218.0$ 6,580.2$ 6,438.6$ Distribution payable 2,679.9 2,653.4 1,956.2 Lines of credit/notes payable 40,819.9 30,519.0 33,783.5 Total liabilities 50,717.8 39,752.6 42,178.3 Shareholders' equity 533,264.9 531,109.6 294,300.8 Total liabilities and shareholders' equity 583,982.7$ 570,862.2$ 336,479.1$ Gross debt to total capitalization 7.1% 5.4% 10.3% Net debt to total capitalization 5.7% -0.6% 3.5% Shares outstanding 32,138,757 31,902,325 17,500,308 Book value per share 16.59$ 16.65$ 16.82$ 1 Total of loan participations, notes receivable and real estate owned, including related parties $'s in thousands, except per share amounts SUMMARY CONSOLIDATED BALANCE SHEETS UNITED DEVELOPMENT FUNDING IV Source: UDF IV 2013 10 - K and 2014 10 - Q

35 Capital Solutions for Homebuilders and Developers Management BIOs

Management Full Bios



Hollis M. Greenlaw, *Chairman of the Board of Trustees and Chief Executive Officer of UDF IV; Chief Executive Officer of UMT Services, UMTH Land Development and UMT Holdings; Director of UMT Services; and Partner of UMT Holdings*

Mr. Greenlaw has served as our Chief Executive Officer and Chairman of our board of trustees since our formation in May 2008. Mr. Greenlaw also has served as Chief Executive Officer of UMTH LD since March 2003 and served as its president from March 2003 until July 2011. He also has served as partner, Vice Chairman and Chief Executive Officer of UMT Holdings and as President, Chief Executive Officer and a director of UMT Services since March 2003. Mr. Greenlaw is also the co-founder and Chief Executive Officer of UDF I, UDF II, and UDF III, affiliated real estate finance companies that provide custom financing and make opportunistic purchases of land for residential lot development and home construction. As Chief Executive Officer of the United Development Funding family of entities, Mr. Greenlaw has directed the funding of more than $2 billion in loans and equity investments through United Development Funding products, receiving more than $946 million in repayments to date. From March 1997 until June 2003, Mr. Greenlaw served as Chairman, President, and Chief Executive Officer of a multi-family real estate development and management company owned primarily by The Hartnett Group, Ltd., a closely-held private investment company managing more than $40 million in assets. There he developed seven multi-family communities in Arizona, Texas, and Louisiana with a portfolio value exceeding $80 million. Prior to joining The Hartnett Group, Mr. Greenlaw was an attorney with the Washington, D.C. law firm, Williams & Connolly, where he practiced business and tax law. Mr. Greenlaw was a member of Phi Beta Kappa at Bowdoin College and received his Juris Doctorate from the Columbia University School of Law in 1990. Mr. Greenlaw is a member of the Maine, District of Columbia, and Texas bars. Our board of trustees selected Mr. Greenlaw to serve as a trustee because he is our Chief Executive Officer and has served in various executive roles with our sponsor or its affiliates since 2003. He has expansive knowledge of the public homebuilding and real estate industries, and has relationships with chief executives and other senior management at a multitude of real estate companies. His demonstrated leadership skills, business expertise and extensive REIT executive experience provide him with the skills and qualifications to serve as a director.



Todd F. Etter, *Chairman and Partner of UMT Holdings, Executive Vice President of UMTH Land Development, Director and Chairman of UMT Services*

Mr. Etter has served as director, partner and Chairman of UMT Services, the general partner of UMT Holdings and UMTH LD and Executive Vice President of UMTH LD since March 2003. UMT Holdings originates, purchases, sells and services loans for the development of single-family lots and loans for the construction of single-family homes through its subsidiary UMTH LD. UMT Holdings also provides real estate-related corporate finance services through its subsidiary UMTH GS. UMTH GS serves as the advisor to UDF IV and United Mortgage Trust. Mr. Etter serves as Chairman of the general partner of UDF I and UDF II and Executive Vice President of the general partner of UDF III, each of which are limited partnerships formed to originate, purchase, sell and service land development loans and/ or equity participations. Since 2000, Mr. Etter has been the Chairman of UMT Advisors, Inc., which served as the advisor to United Mortgage Trust from 2000 through July 31, 2006, and since 1996, he has been Chairman of Mortgage Trust Advisors, Inc., which served as the advisor to United Mortgage Trust from 1996 to 2000. Subsequent to the completion of the terms of their advisory agreements with United Mortgage Trust, neither UMT Advisors, Inc. nor Mortgage Trust Advisors, Inc. has been engaged in providing advisory services.

Mr. Etter has overseen the growth of United Mortgage Trust from its inception in 1997 to over $160 million in capital. Since 1998, Mr. Etter has been a 50% owner of and has served as a director of Capital Reserve Corp. Since 2002, he has served as an owner and director of Ready America Funding Corp. Both Capital Reserve Corp. and Ready America Funding Corp. are Texas corporations that originate, sell and service mortgage loans for the purchase, renovation and construction of single-family homes.

In 1992, Mr. Etter formed, and since that date has served as President of, South Central Mortgage, Inc. ("SCMI"), a Dallas, Texas-based mortgage banking firm. In July 2003, Mr. Etter consolidated his business interests in Capital Reserve Corp., Ready America Funding Corp. and SCMI into UMT Holdings. From 1980 through 1987, Mr. Etter served as a Principal of South Central Securities, an NASD member firm. In 1985, he formed South Central Financial Group, Inc., a Dallas, Texas-based investment banking firm, and he continues to serve as its President; however, since 1992, South Central Financial Group, Inc. has not actively engaged in investment banking activities.

From 1974 through 1981, he was Vice President of Crawford, Etter and Associates, a residential development, marketing, finance and construction company.
Mr. Etter received a Bachelor of Arts degree from Michigan State University in 1972.

Capital Solutions for Homebuilders and Developers 36

Management Full Bios

UDF IV



Michael K. Wilson, *Director of UMT Services and President and Partner of UMT Holdings*

Mr. Wilson has served as Executive Vice President and a director of UMT Services since August 2005, President of UMT Holdings since June 2009, and has been a partner of UMT Holdings since January 2007. Mr. Wilson is currently responsible for Sales, Marketing and Investor Relations for UMT Holdings, and from August 2005 through June 2009 directed the capital raise of over approximately $300 million in United Development Funding securities through independent FINRA-member broker-dealers.

From January 2004 through July 2005, Mr. Wilson served as Senior Vice President of Marketing for UMT Holdings. From January 2003 through January 2004, Mr. Wilson served as Senior Vice President of Operations of Interelate, Inc., a marketing services business process outsourcing firm. From September 2001 to December 2002, Mr. Wilson was the sole principal of Applied Focus, LLC, an independent management consulting company that provided management consulting services to executives of private technology companies. Mr. Wilson continues to serve as a consultant for Applied Focus, LLC. From April 1998 to September 2001, Mr. Wilson served as Senior Director and Vice President of Matchlogic, the online database marketing division of Excite@ Home, where he directed outsourced ad management and database marketing services for Global 500 clients including General Motors and Procter & Gamble.

From July 1985 to April 1998, Mr. Wilson was employed with Electronic Data Systems in Detroit, Michigan where he led several multi-million dollar IT services engagements in the automotive industry, including GM OnStar. Mr. Wilson graduated from Oakland University in 1985 with a Bachelor of Science degree in Management Information Systems and earned a Master of Business Administration degree from Wayne State University in 1992.

Mr. Wilson also attended the Thunderbird School of Global Management executive development program.



Stacey H. Dwyer, *Chief Operating Officer of UDF IV*

Ms. Dwyer joined UDF IV as its Chief Operating Officer in February 2014. Prior to joining UDF IV, Ms. Dwyer worked 22 years with D.R. Horton, a leading national homebuilder. Her most recent roles at D.R. Horton were Executive Vice President and Treasurer, positions she held from 2000 and 2003, respectively. In those roles, she was responsible for the Company's financial community relations, including banks, investors, rating agencies and analysts. Prior to 2000, Ms. Dwyer held various positions in accounting, treasury and mergers and acquisitions. From 1989 to 1991, she was an auditor with Ernst and Young in Fort Worth. Ms. Dwyer is a Certified Public Accountant and holds a Bachelor of Science Degree in Accounting from Southeastern Oklahoma State University and a Master of Science Degree in Accounting from the University of Texas at Arlington.

Capital Solutions for Homebuilders and Developers 37

38 Capital Solutions for Homebuilders and Developers Management Full Bios Melissa Youngblood, Chief Operating Officer and Vice President of UMTH Land Development and Partner of UMT Holdings, Executive Vice President of UMT Services Mrs. Youngblood became the Chief Operating Officer of UMTH Land Development, L.P. and partner of UMT Holdings in July 2011. Mrs . Youngblood has 18 years’ experience as a practicing attorney. Prior to joining UMTH, Mrs. Youngblood was a partner at Hallett & Perrin, P.C. in the fi rm’ s corporate and securities section, with a concentration in real estate and lending transactions. Mrs . Youngblood has represented both publicly and privately owned business entities, including public and private finance, mergers and acquisitions, general contracting and commercial real estate transactions. Mrs. Youngblood’s legal caree r h as focused on representation of borrowers and lenders in private and commercial lending transactions, and real estate syndicators and financiers in connectio n w ith real estate - based lending, documentation of loans, and real estate financing. She has also represented businesses in various aspects of securities laws, with an emphasis on federal securities reporting and compliance. Her experience includes corporate reorganizations, mergers, asset acquisitions and sales, sharehold er, partnership and joint venture agreements, sales of equity and debt interests, and representation of issuers in connection with private placements of equity an d secondary public offerings of debt and equity . Mrs. Youngblood received her J. D. from the University of Texas at Austin law school in 1992, and became a member of the Stat e B ar of Texas upon taking the bar exam in 1993. She graduated with honors from the University of Texas at Arlington in 1990 with a Bachelors of Business Administrat ion degree. David A. Hanson , Chief Accounting Officer for UDF IV Mr . Hanson has served as our Chief Accounting Officer since our formation in May 2008 and as our Chief Operating Officer from inception through February 2014. Mr. Hanson also serves as President of UDFH GS, our sub - advisor, and as Chief Financial Officer of UDF Services. He has also served as President of UMTH General Services, L.P. (UMTH GS), Chief Financial Officer of UMT Holdings, L.P. (UMT Holdings), and Chief Financial Officer of UMT Se rvi ces, Inc. (UMT Services) since June 2007. Mr. Hanson has over 25 years of experience as a financial executive in the residential housing industry and as an accountant with an international p ubl ic accounting firm. From 2006 to 2007, he was a Director of Land Finance for the Central/Eastern Region at Meritage Homes Corporation (Meri tag e), the twelfth largest publicly traded homebuilder. While at Meritage, Mr. Hanson handled all aspects of establishing, financing, administering and monitoring off - bala nce sheet FIN 46 - compliant entities for the Central/Eastern Region. From 2001 to 2006, he was employed with Lennar Corporation, a national homebuilding company, as the R egi onal Finance Manager and served as acting homebuilding Division President, Regional Controller, and Controller for both homebuilding and land divisions. From 19 99 to 2001, Mr. Hanson was the Director, Finance and Administration for One, Inc., a technology consulting firm. From 1996 to 1999, Mr. Hanson was the Vice President, Fi nance and Accounting for MedicalControl, Inc., a publicly traded managed healthcare company. Prior to 1996, he was employed with Arthur Andersen LLP, an international ac counting and consulting firm, for approximately nine years. He graduated from the University of Northern Iowa in 1984 with a Bachelor of Arts degree in Financi al Management/Economics and in 1985 with a Bachelor of Arts degree in Accounting. He is a Certified Public Accountant and Certified Management Accountant.

UDF IV

Management Full Bios



Ben L. Wissink, *President of UMTH Land Development and Partner of UMT Holdings, Chief Operating Officer of UMT Services*

Mr. Wissink joined UMTH Land Development L.P. (asset manager of United Development Funding IV) in September 2005, serving as its President since June 2011. Prior to June, he served as Chief Operating Officer from 2005 through 2011, and has been a partner of UMT Holdings since September 2008.
Mr. Wissink has directed the management of more than $1.21 billion in loans and equity investments through United Development Funding (UDF) products, receiving more than $592 million in repayments to date.

From June 2003 through August 2005, Mr. Wissink served as the Controller for the Dallas/Fort Worth land division for the national homebuilding company, Lennar Corporation. During that time, Mr. Wissink also served as an analyst for the Texas region.

Mr. Wissink graduated from the University of Iowa in 2003 with a Bachelor of Business Administration degree in finance.



Cara D. Obert, *Chief Financial Officer of UMTH Land Development and Partner of UMT Holdings, Treasurer of UMT Services, Chief Financial Officer and Treasurer of UDF IV*

Ms. Obert serves as our Chief Financial Officer and Treasurer and is a partner of UMT Holdings. Ms. Obert served as the Chief Financial Officer for UMT Holdings from March 2004 until August 2006 and served as Controller for UMT Holdings from October 2003 through March 2004.

She has served as the Chief Financial Officer of UMTH LD since August 2006. From 1996 to 2003, she was a self-employed consultant, assisting clients, including Fortune 500 companies, in creating and maintaining financial accounting systems. From May 1995 until June 1996, she served as Controller for Value-Added Communications, Inc., a Nasdaq-listed telecommunications company that provided communications systems for the hotel and prison industries.

From 1990 to 1993, she was employed with Arthur Andersen LLP, an international accounting and consulting firm. She graduated from Texas Tech University in 1990 with a Bachelor of Arts degree in accounting. She is a Certified Public Accountant.

Capital Solutions for Homebuilders and Developers 39

40 Capital Solutions for Homebuilders and Developers Asset Management Team Brandon Jester Director of Asset Management Mr. Jester serves as Director of Asset Management where he oversees the department and the transaction process in every UDF market. Mr. Jester joined UDF in 2008 as an Asset Manager, responsible for managing UDF’s financing activities in the Austin and San Antonio markets. Prior to joining UDF, Mr. Jester served as Land Acquisitions Manager for Highland Homes in the Houston, Austin and San Antonio markets. During his time with Highland Homes, Mr. Jester initiated and established relationships with high - profile development firms and negotiated contracts with more than 50 developers and financial counter - parties across the state of Texas. Mr. Jester was also responsible for securing lot positions for Highland’s entry into the Houston market. Mr. Jester began his career in financial management with Fidelity Investments, while obtaining a Bachelors of Business Administration degree in Accounting from Texas A&M University in College Station. Odette Girouard Muller Asset Manager Mrs. Muller joined UDF in 2008 as an Asset Manager, responsible for managing UDF’s financing activities in the Dallas/Fort Worth market. Prior to joining UDF, Mrs. Muller served as a Financial Analyst for Meritage Homes Corporation, managing a land finance portfolio in excess of $200 Million. During her time with Meritage Homes, Mrs. Muller work closely with UDF to close and manage multiple land bank transactions and joint venture investments. Prior to her time at Meritage Homes, Mrs. Muller served as a Portfolio Manager for KeyBank Real Estate Capital in Denver, Colorado. While with KeyBank, Mrs. Muller managed a commercial real estate loan portfolio in excess of $400 million with products ranging from land acquisition loans and REIT lines of credit to the construction of apartment communities, retail strip centers, senior housing communities and build – to - suit commercial projects. During her time in Colorado, Mrs. Muller attended the University of Denver, Burns School of Real Estate, obtaining her Master of Science in Real Estate and Construction Management. Joe Goggans Asset Manager As an UDF Asset Manager, Mr. Goggans is in charge of monitoring milestones critical to the status of collateral property through the entitlement process to finished lots, including engineer and development schedules, builder contracts and MUD reimbursements. Mr. Goggans has over 45 years of experience in residential construction, commercial construction and land development. Prior to joining UDF Mr. Goggans served 32 years as President of Texcor, Inc, Land Developments of Texas, Inc. and JDG Construction Management, Inc. Aaron Richards Asset Manager Mr. Richards joined UDF in October 2012 as an Asset Manager. He underwrites the analysis, acquisition and lending for new property within the portfolio as well as oversees the execution, timely delivery and profitability of the multiple real estate projects within the company’s holdings. Mr. Richards’ diverse background includes extensive experience in home building and residential development. He served eight years as Vice President of Land Development for Wilbow Corporation, an award winning private equity developer focused on the Texas markets, whose parent company is based in Melbourne, Australia. While at Wilbow, he oversaw the successful acquisition, entitlement and development of multiple in - fill and master planned communities throughout the DFW and north Houston markets. Prior to Wilbow, he worked for respected national and local home building companies, including David Weekley, Toll Brothers and Grand Homes. While at Toll, he was involved in the analysis and acquisition of multiple tracts in the heated D.C. market. At Grand Homes, he managed in - house and third party residential lot development, overseeing the delivery of all communities for the largest, privately held Dallas - based builder. Richards received his B. S. in Construction Management with a Business Management emphasis from Brigham Young University in Provo, Utah, one of the top CM schools in the nation.

41 Capital Solutions for Homebuilders and Developers Asset Management Team Jeff Gilpatrick Asset Manager Prior to UDF, Jeff Gilpatrick served as General Manager, Austin, Texas, for Walton Development and Management (USA), Inc. (WDM). Jeff Gilpatrick’s responsibilities included coordination and management of all stakeholders related to the projects, guiding the Austin team to achieve the entitlement and development goals for each project, assisting Land Research and Acquisition in the due diligence process associated with the research and acquisition of land, and continuing to build a strong network and reputation for WDM in the area. Jeff managed a team of internal WDM development managers and third - party consultants to facilitate the entitlement and development process. Prior to his career with WDM, Jeff was Vice President for Buffington Capital Holdings in Austin. Previous to that, Jeff was an Acquisitions Associate for JPI in San Diego, a construction superintendent for Streetman Homes in Austin, and a member of a lending team for BB&T in Atlanta. Jeff attended the University of Southern California, earning a Master of Real Estate Development, and The University of Texas at Austin, earning a undergraduate degree in economics with a minor in business. He is a member of the Urban Land Institute, Real Estate Council of Austin, and the Homebuilder’s Association of Greater Austin. Scott Burrer Asset Manager Mr. Burrer joined UDF in April 2014 as an Asset Manager focusing on expanding UDFs footprint in the Greater Houston area. His responsibilities include underwriting new lending facilities and land acquisition for residential development . Prior to UDF, Mr. Burrer spent the last 12 years working for Beazer Homes, a top ten public homebuilder, where he gained management experience in Land Acquisition, Purchasing, Sales and Operations. His diverse background also includes Product Development and Green Building Initiatives. Scott was a Beazer Homes President's Club member in both 2012 and 2013, was named a Top 100 Purchasing Manager in 2008 by Professional Builder Magazine and was a member of the National Strategic Planning Group responsible for creating and implementing a Psychographic Segmentation model nationwide. He is a member of a the Greater Houston Builders Association [GHBA] and co - founder of the Young Professionals Committee of the GHBA. Mr. Burrer received his Bachelor of Arts from Southwestern University in Georgetown, Texas. Dawn Hall Asset Manager Dawn Hall joined UDF in May 2014 as an Asset Manager responsible for Business Development throughout Florida, Georgia and the Carolinas. A native of Central Florida, Ms. Hall began her career in Site Construction and Residential Development with participation in multiple phases of the Walt Disney Resort and many other well - known Orlando venues. She later broadened her expertise to include large - scale Commercial Construction Lending and Commercial Real Estate Brokerage. As a Top Producing Lender with several National Banks, she financed many hundreds of millions in Developments of Regional Impact, prestigious Master - planned Communities and Vacation Resorts, in addition to Public Homebuilder facilities. As a Commercial Broker, she negotiated over fifty million Dollars in bulk land sales between Banks, Homebuilders and Developers. She has become a Central Florida community leader through her active involvement in Risk Management Association, Home Builders Association, Commercial Real Estate Women, National Association of Women in Construction, as well as many charitable organizations. She graduated with Honors from Rollins College in 1990 with a Bachelor of the Arts degree in Foreign Studies. Stephanie Andreatta Senior Collateral Manager Mrs. Andreatta has a banking background with over 15 years of experience in lending and loan operations management. At UDF, she is currently responsible for the execution of the interim construction loan program, borrowing base preparation, internal reporting, and maintaining lender relationships.

42 Capital Solutions for Homebuilders and Developers Transaction Overview Company Ticker Listing Date Tender Offer Distribution Rationale Lock Up United Development Funding IV, a Real Estate Investment Trust (REIT) NASDAQ: UDF None. Shares will be freely tradable. Anticipated listing date on or about June 4, 2014 subject to NASDAQ approval. Concurrent with listing, a $35 million tender offer is expected to be conducted for a minimum of 20 business days, at a price of $20.50 per share. Targeting a minimum annual distribution of $1.64 per share. As a REIT, UDF IV is required to distribute 90% of its income. The listing and tender offer provide current shareholders with liquidity and additional investors the opportunity to participate in the expected future growth of the Trust.

UDF IV

Peer Group

Since UDF IV is a REIT that lends to homebuilders and developers in select geographic areas, we identified comparables from Regional Banks, Homebuilders and Specialty Finance / Commercial Mortgage REITs

			Regional Banks				Homebuilders				Commercial Mortgage REIT / Specialty Finance			
	Listing [1]	Discounted Listing [1]	Bank of the Ozarks	Prosperity Bank	Texas Capital Bank	Cullen/Frost Bankers	DR Horton	Lennar	Brookfield Residential Properties	LGI Homes	Colony Financial, Inc.	Redwood Trust	Northstar Realty Finance Corp	Starwood Property Trust, Inc
Ticker	UDF	UDF	OZRK	PB	TCBI	CFR	DHI	LEN	BRP	LGIH	CLNY	RWT	NRF	STWD
Equity Market Cap (millions)	$ 897	$ 747	$ 2,143	$ 4,039	$ 2,312	$ 4,586	$ 7,143	$ 7,650	$ 2,358	$ 345	$ 2,011	$ 1,610	$ 5,730	$ 5,415
Enterprise Value (millions)[3]	$ 964	$ 815	$ 6,106	$ 19,761	$ 13,114	$ 26,013	$ 10,057	$ 12,528	$ 3,563	$ 368	$ 3,258	$ 5,116	$ 9,688	$ 8,945
Net Debt/TEV [3]	7.0%	8.3%	64.9%	79.6%	82.4%	82.4%	3.55%	40.0%	31.7%	6.3%	21.3%	68.5%	31.6%	39.3%
Dividend Yield[4]	5.63%	6.76%	1.59%	1.65%	0.0%	2.7%	0.68%	0.42%	0%	0%	6.43%	5.77%	6.33%	7.85%
Price/Earnings[2]	20.3x	16.9x	20.4x	13.9x	18.7x	18.2x	12.7x	15.3x	12.7x	13.4x	15.0x	16.7X	15.7x	11.3x
Price (as of 5/19/2014)	$ 29.47	$ 24.56	$ 58.22	$ 57.96	$ 52.82	$ 75.00	$ 21.96	$ 38.34	$ 20.15	$ 16.59	$ 21.77	$ 19.40	$ 15.80	$ 24.46
Price/Book Multiple	1.80x	1.50x	3.37x	1.36x	1.86x	1.78x	1.64x	1.84x	1.68x	2.03x	1.15x	1.28x	3.30x	1.50x

Sources: Trust financials, Trust management, SNL Financial and RCS Capital.
(1) Assumes a fully-subscribed $35 million tender at $20.50 per share.
(2) UDF IV Price/Earnings ratio is calculated by annualizing net income from its first fiscal quarter ended March 31, 2014.
(3) Enterprise value = equity value + net debt + preferred equity. Net debt = consolidated debt – cash.
(4) Dividend Yield is based on distributions of $1.66 per share paid in fiscal 2013.

Capital Solutions for Homebuilders and Developers 43

44 Capital Solutions for Homebuilders and Developers Why is UDF IV Listing? Create Value For Shareholders Provide Liquidity • Current shareholders can sell their shares for cash or hold their shares to participate in future growth • Access to public capital markets to fund organic pipeline growth and potential future acquisitions • Low - leverage balance sheet offers strong potential for growth • Proven and sustainable business m odel • Seasoned and accomplished management team with a proven track record • Seasoned and accomplished borrower/client base • Provide shareholders with full and immediate access to liquidity while providing a consistent source of distributions

Capital Solutions for Homebuilders and Developers